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                                                                    EXHIBIT 23.2





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Employee Stock Purchase Plan of Celtrix Pharmaceuticals, Inc. of our report dated April 26, 1996, with respect to the consolidated financial statements of Celtrix Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 1996 filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

San Jose, California
January 8, 1997